Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Duckwall-ALCO Stores, Inc.:

We consent to the incorporation by reference in the registration statement (No. 333-139678) on Form S-8 of Duckwall-ALCO Stores, Inc. of our reports dated April 28, 2008, with respect to the consolidated balance sheets of Duckwall-ALCO Stores, Inc. and subsidiaries as of February 3, 2008 and January 28, 2007, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended February 3, 2008, and the effectiveness of internal control over financial reporting as of February 3, 2008, which reports appear in this annual report on Form 10-K of Duckwall-ALCO Stores, Inc. for the fiscal year ended February 3, 2008.

The audit report on the consolidated financial statements of Duckwall-ALCO Stores, Inc. and subsidiaries referred to above contains an explanatory paragraph stating that, as discussed in Note 7 to the consolidated financial statements, effective January 29, 2007, the Company adopted FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes.  As discussed in Notes 1 and 14 to the consolidated financial statements, effective January 30, 2006, the Company adopted the fair value method of accounting for share-based compensation as required by Statement of Financial Accounting Standard No. 123(R), Share-Based Payment and adopted Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.

Our report dated April 28, 2008, on the effectiveness of internal control over financial reporting as of February 3, 2008, expresses our opinion that Duckwall-ALCO Stores, Inc. did not maintain effective internal control over financial reporting as of February 3, 2008 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states a material weakness has been identified and included in management’s assessment related to the lack of adequate transition planning for turnover in finance and accounting personnel, which resulted in ineffective operation of year-end closing process controls.

/s/  KPMG LLP

Kansas City, Missouri
April 28, 2008